Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
En Pointe Technologies, Inc.
El Segundo, California
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-90037, 333-64785, 333-06395, 333-10583, 333-33323 and 333-88828) of En Pointe Technologies, Inc. of our report dated November 28, 2006, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.
/s/ Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants
Encino, California
December 15, 2006